Exhibit 3.33

MEMORANDUM OF
ASSOCIATION

OF

NYLEWOOD LIMITED

1.                                       The Company’s name is NYLEWOOD LIMITED.

2.                                       The Company’s Registered Office is to be situated in England and Wales.

3.                                       The Company’s objects are:

(A)                              To carry on business as a general commercial company.

(B)                                To carry on any other business which in the opinion of the Company, may be capable of being conveniently or profitably carried on in connection with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company’s property.

(C)                                To purchase or by any other means acquire freehold, leasehold or any other property for any estate or interest whatever, movable or immovable or any interest in such property, and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.

(D)                               To apply for, register or by other means acquire any patents, patent rights, brevets d’invention, licences, trademarks, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

(E)                                 To build, reconstruct or generally maintain buildings and works of all kinds, whether or not these are situate on the property of the Company.

(F)                                 To invest and deal with the monies of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

(G)                                To enter into arrangements for joint workings in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

(H)                               To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

(I)                                    To sell, improve, manage, develop, turn to account, let on rent or royalty or share of profits or otherwise, grant licences or easements or other rights in or over, or in any other manner deal with or dispose of the undertaking and all of any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(J)                                   To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in this Company or any other consideration any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

(K)                               To sell or otherwise dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company may think fit.

(L)                                 To lend and advance money or give credit on any terms and with or without security to any company, firm or person (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any company, firm or person (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(M)                            To borrow or raise money in any manner and to secure the repayment of any money borrowed, raised, or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(N)                               To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(O)                               To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(P)                                 To support and subscribe to any funds and to subscribe to or assist in the promotion of any charitable, benevolent or public purpose or object for the benefit of the Company or its employees, directors or other officers past or present and to grant pensions to such persons or their dependants.

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(Q)                               To distribute among the members of the Company in kind any property of the Company of whatever nature.

(R)                                To pay all or any expenses in connection with the promotion, formation and incorporation of the Company, or to contract with any company, firm or person to pay the same, and to pay commission to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(S)                                 To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in any such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

4.                                       The liability of the Members is limited.

5.                                       The Company’s share capital is £1,000 divided into 1,000 Shares of £1 each.

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We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS		Number of Shares taken by each Subscriber

HALLMARK SECRETARIES LIMITED	/s/ illegible
120 East Road London N1 6AA		One

HALLMARK REGISTRARS LIMITED	/s/ illegible	One
120 East Road London N1 6AA

Dated the 1st July 1996

Witness to the above signatories:

DAVID ORDISH	/s/ David Ordish
120 East Road, London N1 6AA

4

Company No. 3227274

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTIONS

of

PREMDOR CROSBY LIMITED

We, being all the members of the Company who at the date of this resolution are entitled to attend and vote at general meetings of the Company, hereby unanimously RESOLVE that the following resolution be passed as written resolutions, having effect as ordinary resolutions of the Company in the case of resolutions 1 and 2 and a special resolution of the Company in the case of resolution 3, in accordance with section 381A Companies Act 1985 and agree that the said resolutions shall for all purposes be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held:

ORDINARY RESOLUTIONS

1.                                       THAT the share capital of the Company be hereby increased from £25,000,000 to £100,000,000 by the creation of 75,000,000 new “A” ordinary shares of £l each ranking pari passu in all respects with the existing “A” ordinary shares.

2.                                       THAT, in substitution for any previous authority, the directors be hereby generally and unconditionally authorised, in accordance with section 80 Companies Act 1985, to allot relevant securities (as defined in that section) up to a maximum aggregate nominal amount of relevant securities of £78,999,000, such authority to expire on the date being five years from the date on which this resolution is passed.

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SPECIAL RESOLUTIONS

3.                                       THAT, subject to the passing of resolution 2 the Directors be hereby given power in accordance with section 95 Companies Act 1985 and Article 4 of the articles of association to allot equity securities (within the meaning of section 94 of that Act) pursuant to the authority conferred by resolution 2 above as if section 89(1) of the Act did not apply to the allotment provided that such power shall expire on the date being five years from the date on which this resolution is passed unless previously renewed, varied or revoked by the Company in general meeting.

/s/ Harley Ulster	Dated August 9, 2001
For and on behalf of
Premdor UK Holdings Limited

CERTIFIED TO BE A TRUE AND COMPLETE COPY OF THE ORIGINAL DATED THIS 28TH DAY OF AUGUST 2001.

/s/ Pinsent Curtis Biddle
LEEDS LS1 5AB

6

Company No. 03227274

THE COMPANIES ACTS 1985 AND 1989
(the “Act”)

_____________________________________________________

PRIVATE COMPANY LIMITED BY SHARES

_____________________________________________________

WRITTEN RESOLUTIONS

of

PREMDOR CROSBY LIMITED

We, the undersigned, being the sole member of the above company, for the time being entitled to attend and vote at General Meetings, hereby RESOLVE that the following resolutions by passed as written resolutions and agree that the said resolution shall for all purposes be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held:

1.                                       THAT the authorized share capital of the Company be increased from £1,000 to £25 million by the creation of £24.999 million additional “A” Ordinary shares of £l each, ranking pari passu in all respects with the existing “A” Ordinary shares of £l each.

2.                                       THAT the Directors be generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities within the meaning of section 80(2) of the Companies Act 1985 (the “Act”) up to an aggregate nominal value of £24.999 million authority to expire five years from the passing of this resolution.

3.                                       THAT the Directors be hereby given power in accordance with section 95 of the Act to allot equity securities (within the meaning of section 94 of that Act) up to an aggregate nominal value of £24.999 million as if section 89(1) of the Act did not apply to the allotment.

Date	Signature	Name of Shareholder	Number of Shares

January 31, 2000	/s/ Robert Tubbesing	Premdor UK Holdings Limited	100% 980 A Ordinary Shares 20 B Ordinary Shares

Company No. 3227274

THE COMPANIES ACTS 1985 - 1989

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

-of-

PREMDOR CROSBY LIMITED
(the “Company”)

Passed on 21st August 1996

At an Extraordinary General Meeting of the Company held on the above date, the following resolution was passed as a Special Resolution of the Company:

SPECIAL RESOLUTION

THAT with effect from the passing of this resolution:

(a)                                  978 authorised but unissued ordinary shares of £l each in the capital of the Company (“Ordinary Shares”) be redesignated as “A” ordinary shares of £1 each having the rights set out in the articles of association referred to in paragraph (d) (below) (““A” Ordinary Shares”);

(b)                                 the 2 Ordinary Shares issued to Premdor UK Holdings Ltd be each redesignated as “A” Ordinary Shares;

(c)                                  20 authorised but unissued Ordinary Shares be each redesignated as “B” ordinary shares of £1 each having the rights set out in the articles of association referred to in paragraph (d) (below) (““B” Ordinary Shares”);

(d)                                 the articles of association contained in the document circulated at the Meeting and signed by the Chairman for identification purposes only be adopted as the new articles of association of the Company in substitution for and to the exclusion of the existing articles of association;

(e)                                  the directors be and they are empowered to allot equity securities within the meaning of Section 94 of the Companies Act 1985 pursuant to the authority conferred in the articles of association referred to in paragraph 2.4 (above) for cash as if the provision of Section 89(1) of the Companies Act 1985 did not apply to such allotment, provided this authority shall be limited to:

(i)                                     the allotment and issue of 978 “A” Ordinary Shares to Premdor UK Holdings Ltd; and

(ii)                                  the allotment and issue of 20 “B” Ordinary Shares to The Spring Ram Corporation PLC.

/s/
Chairman

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THE COMPANIES ACTS 1985 AND 1989

_____________________________________________________

COMPANY LIMITED BY SHARES

_____________________________________________________

NEW

ARTICLES OF ASSOCIATION

- of -

PREMDOR CROSBY LIMITED

(Adopted by special resolution passed
on the 21st day of August 1996)

1.             PRELIMINARY

1.1           The regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 (“Table A”) shall apply to the Company except where they are modified or varied or excluded by or are inconsistent with these Articles of Association (“Articles”).

1.2           Reference to a “Regulation” is a reference to the Regulation of that number in Table A and any reference to the “Act” is a reference to the Companies Act 1985. Reference to an “Article” is a reference to a clause in these Articles.

1.3           Unless the context requires otherwise words in the singular include the plural and vice versa and words for any gender include all genders. Reference to persons includes a body corporate and an unincorporated body of persons and reference to “member” shall include any company holding shares in the Company.

1.4           Reference to any statute or statutory provision includes a reference to statutory instruments and orders made further to it and includes consolidations or amendments or modifications or re-enactments.

1.5           Reference to “in writing” or “written” means written or typewritten or printed or lithographed or photographed or visibly expressed by any other method of representing or reproducing words in a legible and non-transitory form (including without limitation facsimile transmission) or partly by one of those methods and partly by another or others.

1.6           The headings are inserted for convenience only and shall not affect the construction of these Articles.

2.             SHARE CAPITAL

2.1           The authorised share capital of the Company at the date of the adoption of these Articles is £1,000 divided into 980 “A” ordinary shares of £1 each (“A” Ordinary Shares) and 20 “B” ordinary shares of £1 each (“B” Ordinary Shares”), the A Ordinary Shares and B Ordinary Shares being together referred to as “Ordinary Shares”.

2.2           Subject to the provisions of Section 80 of the Act the directors are generally authorised to exercise the power of the Company to allot all or any of the shares of the Company which have not been allotted to the persons at the times and on the terms and conditions they in their absolute discretion may determine provided that:

2.2.1        this authority shall expire on the fifth anniversary of the date of adoption of these Articles; and

2.2.2        the maximum number of shares which may be allotted pursuant to this authority shall be the number of unissued shares in the authorised share capital of the Company immediately following the adoption of these Articles.

2.3           Subject to the provision of these Articles the directors shall have unconditional authority to allot or grant options over or offer or otherwise deal with or dispose of any unissued shares or shares created after the date of adoption of these Articles to persons at the times and generally on the terms and conditions as the directors may determine except that no shares shall be issued at a discount.

2.4           Subject to the provisions of Chapter VII of Part V of the Act the Company may:

2.4.1        issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders;

2.4.2        purchase its own shares (including any redeemable shares); and

2.4.3        make a payment in respect of the redemption or purchase (under Sections 159 and 160 or as the case may be Section 162 of the Act and under the power contained in Articles 2.8.2 or 2.8.3) of any of its own shares other than out of distributable profits of the Company or the proceeds of a fresh issue of shares to the extent permitted by Sections 170 to 172 of the Act.

2.5           If at any time the share capital of the Company is divided into different classes of shares then Chapter II of Part V of the Act shall apply to the variation of the rights attached to any of those classes.

2.6           The provisions of Sections 369 and 370 of the Act and the provisions of these Articles and of Table A relating to general meetings (so far as applicable) shall apply in relation to any meeting of shareholders required (by Section 125 of the Act or otherwise) to take place in connection with the variation at the rights attached to a class of shares and shall apply with the necessary modifications and subject to the following provisions that:

2.6.1        the necessary quorum at any meeting shall be one person or persons holding together or representing by proxy such shares carrying the right to cast in excess of 50 per cent of all votes exercisable at a general meeting of the Company of the issued shares of the class in question and at an adjourned meeting one person or persons holding shares of the class in question or his proxy; and

2.6.2        any holder of shares of the class in question present in person or by proxy may demand a poll.

3.             RIGHTS ATTACHING TO SHARES

3.1           The rights attaching to the £1 B Ordinary Shares are as follows:

3.1.1        Capital

The “B” Ordinary Shares carry rights identical to the “A” Ordinary Shares in the capital of the Company save that such shares shall have no right to participate in any return of capital to shareholders whether on a winding up or otherwise, or to participate in any other distribution on a winding up, other than as to the capital paid up on them;

3.1.2        Voting Rights

The B Ordinary Shares shall carry the right to receive notice of and to attend at general meetings of the Company and the B Ordinary Shares shall together confer on the holders the right to cast in aggregate twenty per cent of all votes (including the votes of all holders of B Ordinary Shares) exercisable on a poll at general meetings of the Company (and so that, for the avoidance of doubt, each B Ordinary Share shall carry such an equal proportionate part of the aggregated votes attaching to the B Ordinary Shares); and

3.1.3        Dividends

The B Ordinary Shares shall together carry the right to participate in a distribution of profits (howsoever made but excluding any distribution on a winding up of the Company) in an aggregate amount equal to twenty per cent of the amount payable to the holders of Ordinary Shares (including the holders of B Ordinary Shares) then in issue (and so that, for the avoidance of doubt, each B Ordinary Share shall carry an equal proportionate part of the aggregate distribution attaching to the B Ordinary Shares).

3.2           The rights attaching to the “A” Ordinary Shares are subject to the provisions of these Articles and the Regulations.

4.             LIEN

Without prejudice to the lien conferred by Regulation 3 the Company shall have a first and paramount lien on all shares for all monies presently payable by a member or his estate to the Company. The lien conferred above and by Regulation 8 shall attach to fully paid shares and to all shares registered in the name of any person indebted or under liability to the Company whether that person is a sole or jointly registered holder of the shares.

5.             CALLS

The liability of any member in default of a call shall be increased by the addition at the end of the first sentence of Regulation 18 of the words “and all expenses that may have been incurred by the Company by reason of that non-payment”.

6.             TRANSFERS OF SHARES

6.1           Without prejudice to Regulation 24, no share may be transferred without the prior approval of the directors. Regulation 25 shall not apply.

6.2           Any shares transferred or purported to be transferred otherwise than in accordance with Article 6.1 shall, if the Directors resolve and so notify the requested holder, cease to carry any right to receive notice of or to attend and vote at a general meeting, to participate in any distribution of profits or distribution made on a return of capital, winding-up or any other distribution.

7.             NOTICES OF MEETINGS

7.1           Every notice calling a general meeting shall comply with the provisions of Section 372 of the Act as to the giving of information to members about their right to appoint proxies.

7.2           All business transacted at a general meeting shall be deemed to be special business and shall be notified in the notice convening the meeting.

8.             PROCEEDINGS AT GENERAL MEETINGS

8.1           No business shall be transacted at any general meeting (whether or not it is adjourned) unless a quorum of members is present. A quorum shall be one person or persons entitled to vote at the meeting being a member or members or the duly appointed attorney of a member or members or a proxy for a member or members or a duly authorised representative of a corporation holding together such shares carrying the right to cast in excess of 25 per cent of all votes exercisable at a general meeting of the Company. Regulation 40 shall not apply.

8.2           A poll may be demanded by any member present in person, or by corporate representative or by proxy and Regulation 46 shall be deemed to be modified accordingly.

8.3           Any resolution as referred to in Regulation 53 may consist of several documents in the same form each signed or approved in writing by one or more of the members (or their duly authorised representatives or attorneys) referred to in that Regulation.

9.             VOTES OF MEMBERS

Subject to any special rights or restrictions as to voting attached to any share by or in accordance with these Articles on a show of hands or on a poll every member who (being an individual) is present in person or by his duly appointed attorney or by proxy or (being a corporation) is present by a duly authorised representative (not being himself a member entitled to vote) or by proxy shall have one vote for each share of which he is the holder.

10.           DIRECTORS

10.1         A director need not hold any shares of the Company to qualify as a director.

10.2         Notwithstanding that a director does not hold any shares in the capital of the Company he shall be entitled to receive notice of and to attend and speak at all general meetings of the Company and at all separate general meetings of the holders of any class in the share capital of the Company.

11.           ALTERNATE DIRECTORS

11.1         In Regulation 66 the last sentence shall be deemed to be deleted.

12.           APPOINTMENT AND REMOVAL OF DIRECTORS

12.1         Regulations 73 to 80 shall not apply.

12.2         Any person may be appointed to be a director (either to fill a casual vacancy in the number of the directors or as an additional director) either by a memorandum in writing signed by the holder or holders of shares carrying the right to cast in excess of 50 per cent of all votes exercisable at a general meeting of the Company and sent to or left at the registered office of the Company or by an ordinary resolution of the Company.

12.3         Without prejudice to Article 12.2 any casual vacancy in the number of the directors may be filled by the directors and the directors may at any time appoint any person as an additional director.

12.4         Without prejudice to Regulation 81 or the right to remove a director granted by the Act, a director (however appointed) may be removed from office as a director by a memorandum in writing signed by the holder or holders of shares carrying the right to cast in excess of 50 per cent of all votes exercisable at a general meeting of the Company and sent to or left at the registered office of the Company or by an ordinary resolution of the Company.

13.           REMUNERATION OF DIRECTORS

Regulation 82 shall not apply. The Company may by ordinary resolution vote fees to the directors which shall (unless that resolution provides otherwise) be divided among the directors as they may agree or (failing agreement) equally.

14.           DIRECTORS’ EXPENSES

The directors may be paid all travelling and hotel and other expenses wholly and exclusively and necessarily incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares in or of debentures of the Company or otherwise in connection with the discharge of their duties. Regulation 83 shall not apply.

15.           PROCEEDINGS OF DIRECTORS

15.1         Not less than 7 days’ notice in writing of meetings of the directors shall be given to each of the directors at his address in the United Kingdom whether he is present in the United Kingdom or not. The third sentence of Regulation 88 shall be deemed to be deleted.

15.2         The chairman of a meeting of the directors or of a committee of the directors shall be elected by the directors (and/or their alternates) present at the meeting.

15.3         Notice of a meeting of the directors shall include an agenda specifying in reasonable detail the matters to be discussed at the meeting. No business which is not within the direct scope of the agenda shall be put to the vote at that meeting without the consent of all the directors present.

15.4         The quorum necessary for the transaction of the business of directors shall be two. Regulation 89 shall be modified accordingly.

15.5         Any resolution as referred to in Regulation 93 may consist of several documents in same form each signed or approved in writing by one or more of the directors or their alternates referred to in that regulation.

15.6         A director who pursuant to Regulation 85 has declared at a meeting of the directors the nature and extent of his interest in a contract or proposed contract or transaction or arrangement with the Company shall be entitled to vote in respect of that contract or proposed contract or transaction or arrangement or upon any matter arising from it and his vote shall be counted and he may be taken into account in determining whether or not a quorum is present at the meeting of the directors or of the committee of directors at which the vote is taken. Regulations 94 and 95 shall not apply.

16.           NOTICES

16.1         In Regulation 111 the words “except that a notice calling a meeting of the directors need not be in writing” shall be deleted.

16.2         In Regulation 112 the words “but otherwise no such member shall be entitled to receive any notice from the company” shall be deemed to be deleted.

17.           WINDING-UP

In Regulation 117 the words “provided that if any division is proposed to be made other than in accordance with the existing rights of the members then every member shall have the same right of dissent and other rights as if that resolution were a special resolution passed further to Section 110 of the Insolvency Act 1986” shall be deemed to be inserted at the end of the first sentence.

Company No. 03227274

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION of PREMDOR CROSBY LIMITED

(the “Company”)

Written resolution of the sole member of the Company passed pursuant to Regulation 53 of Table A 1985.

We, being the sole member of the Company for the time being entitled to attend and vote at a general meeting of the Company, resolve as follows:

THAT the Articles of Association of the Company be and are hereby amended by the addition of the following as new Articles:

“18          Notwithstanding anything contained in these Articles to the contrary, the directors will register any transfer of shares and may not suspend the registration of the transfer of any shares if such transfer:

(i)            is to The Bank of Nova Scotia, any nominee or any transferee of such bank (the “Lender”) while such shares are charged to the Lender by way of security;

(ii)           is delivered to the Company for registration by the Lender in order to perfect its security over such shares; or

(iii)          is executed by the Lender pursuant to a power of sale or other power under such security.

For the avoidance of doubt, the requirement to give a transfer notice in respect of any transfer pursuant to this Article shall not apply.”; and

“19          Notwithstanding anything contained in these Articles to the contrary, any lien attaching to the shares of the Company shall not apply in the event of a transfer of shares to the Lender for the purposes of Article 18.”

Dated:    6 April 2005

/s/ Robert Tubbesing	CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL
DATED THIS 13th DAY OF APRIL 2005
duly authorised for and on behalf of

PREMDOR U.K. HOLDINGS LIMITED	Pinsent Masons	/s/ Pinsent Masons